[LOGO]

                                  ROLLINS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                2170 Piedmont Road, N.E., Atlanta, Georgia 30324



TO THE HOLDERS OF THE COMMON STOCK:

     PLEASE TAKE NOTICE that the 2003 Annual Meeting of Stockholders of Rollins, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia on Tuesday, April 22, 2003, at 1:40 P.M., or any adjournment thereof, for the following purposes:

     (a) To elect two Class II directors to the Board of Directors;

     (b) To approve the Performance-Based Incentive Cash Compensation Plan for Executive Officers;

     (c) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Proxy Statement dated March 17, 2003, is attached.

     The Board of Directors has fixed the close of business on February 24, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Michael W. Knottek
                                        -----------------------
                                        Michael W. Knottek, Secretary

Atlanta, Georgia
March 17, 2003

                                 PROXY STATEMENT

     This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 21, 2003. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 22, 2003, is submitted by the Company to the stockholders for their information.

     At the January 28, 2003 quarterly meeting the Company's Board of Directors approved a three-for-two stock split to stockholders of record as of February 10, 2003 payable on March 10, 2003. All share and price data appearing in this proxy statement have been retroactively adjusted to give effect of this stock split.

                    SOLICITATION OF AND POWER TO REVOKE PROXY

     A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

     A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder.

                                  CAPITAL STOCK

     The outstanding capital stock of the Company on February 24, 2003 consisted of 44,859,646 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 24, 2003, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. With respect to the proposal to approve the Performance-Based Incentive Cash Compensation Plan, the affirmative vote of a majority of a quorum of the Company's outstanding shares of Common Stock present and entitled to vote at the meeting is required by Delaware Law for stockholder approval. Abstentions will have the effect of a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

     The names of the executives named in the Summary Compensation Table and the name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 24, 2003, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) is set out below:

                                                                                          Amount           Percent of
                                                                                       Beneficially       Outstanding
Name and Address of Beneficial Owner                                                    Owned (1)            Shares
---------------------------------------------------------------------------------------------------------------------
R. Randall Rollins....................................................................   22,162,455 (2)       49.3
Chairman of the Board
2170 Piedmont Road, N.E.
Atlanta, Georgia

Gary W. Rollins.......................................................................   22,852,464 (3)       50.8
Chief Executive Officer, President and Chief Operating Officer
2170 Piedmont Road, N.E.
Atlanta, Georgia

                                       2

                                                                                          Amount           Percent of
                                                                                       Beneficially       Outstanding
Name and Address of Beneficial Owner                                                    Owned (1)            Shares
---------------------------------------------------------------------------------------------------------------------
Mario Gabelli.........................................................................    7,418,760 (4)       16.5
One Corporate Center
Rye, New York 10020

Michael W. Knottek....................................................................    1,526,464 (5)        3.4
Senior Vice President and Secretary

Harry J. Cynkus.......................................................................      497,325 (6)        1.1
Chief Financial Officer and Treasurer

Glen Rollins..........................................................................      359,206 (7)        ---
Vice President

All Directors and Executive Officers as a group (9 persons)...........................   25,879,687 (8)       57.7

-----------

(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 22,018 shares of the Company held as Trustee, Guardian, or Custodian for his children. Also includes 928,050 shares of the Company held in three trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Does not include 94,354* shares of the Company held by his wife. Also includes 21,118,777 shares owned by RFPS Investments I, Limited Partnership. The general partner of RFPS is LOR Investment Company, LLC, a Georgia limited liability company, wholly owned by LOR, Inc. Mr. Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 2,533 shares of 401(k) stock. Also includes options to purchase 60,000 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. This excludes options to purchase 90,000 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(3) Includes 928,050 shares of the Company in three trusts of which he is Co-Trustee and as to which he shares voting and investment power. Does not include 105,484* shares of the Company held by his wife. Also includes 21,118,777 shares owned by RFPS Investments I, Limited Partnership. The general partner of RFPS is LOR Investment Company, LLC, a Georgia limited liability company, wholly owned by LOR, Inc. Mr. Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 22,099 shares of 401(k) stock. Also includes options to purchase 120,000 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. Excludes options to purchase 180,000 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(4) Based upon information received by the Company, an aggregate of 7,418,760 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows: GAMCO Investors, Inc., 5,133,060 shares; Gabelli Funds, L.L.C., 2,279,700 shares; and Mr. Mario Gabelli, 6,000 shares. GAMCO Investors, Inc. does not have authority to vote 217,050 shares of the total 5,133,060 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(5) Includes options to purchase 119,850 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. Also includes 1,395,814 shares held by the Rollins 401(k) Plan as to which Mr. Knottek has voting power, including 1,290 shares, which he also has a pecuniary interest. Excludes options to purchase 60,600 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(6) Includes options to purchase 38,400 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. Includes 454,050 shares held by the Rollins Pension Plan as to which Mr. Cynkus has voting power. Also includes 825 shares of 401(k) stock. Excludes options to purchase 27,600 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(7) Mr. Rollins owns less than 1% of outstanding shares. Includes 65,899 shares of the Company held as Custodian/Guardian for his minor children. Includes options to purchase 65,100 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. Does not include 17,346* shares of the Company held by his wife. Also includes 8,328 shares of 401(k) stock. Excludes options to purchase 57,150 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(8) Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once.

* Mr. R. Randall Rollins, Mr. Gary W. Rollins, and Mr. Glen Rollins disclaim any beneficial interest in these holdings.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, Mr. Gary W. Rollins and Mr. Henry B. Tippie will be nominated to serve as Class II directors for a term of three years, and until the election and qualification of their successors. Four other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as a director. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the two nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business February 24, 2003, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                                       Shares            Percent of
                                                                         Service as                  of Common          Outstanding
Name                                 Principal Occupation (1)             Director         Age        Stock (2)            Shares
----                                 --------------------------------     --------         ---        ---------            ------
Class I
(Term Expires 2005)
R. Randall Rollins (3).............  Chairman of the Board  of the      1968 to date        71       22,162,455(4)          49.3
                                     Company; and Chairman of the
                                     Board and Chief Executive Officer
                                     of RPC, Inc. (oil and gas field
                                     services); and Chairman of the
                                     Board of Marine Products
                                     Corporation (boat manufacturing)

James B. Williams..................  Chairman of the Executive          1978 to date        69           30,000               *
                                     Committee of SunTrust Banks, Inc.
                                     (bank holding company) since
                                     1998; and Chairman of the Board
                                     and Chief Executive Officer of
                                     SunTrust Banks, Inc. from 1991 to
                                     1998

Class II
(Term Expires 2006)
Gary W. Rollins (3)................  Chief Executive Officer,           1981 to date        58       22,852,464(6)          50.8
                                     President and Chief Operating
                                     Officer of the Company

Henry B. Tippie....................  Chairman of the Board and Chief    1960 to             76          530,550(5)           1.2
                                     Executive Officer of Tippie        1970;
                                     Services, Inc. (management         1974 to
                                     services); Chairman of the Board   date
                                     of Dover Downs Gaming and
                                     Entertainment, Inc. (operator of
                                     multi- purpose gaming and
                                     entertainment complex) since
                                     January 2002; and Chairman of the
                                     Board of Dover Motorsports, Inc.
                                     (operator of motorsports tracks)

                                       4

                                                                                                       Shares            Percent of
                                                                         Service as                  of Common          Outstanding
Name                                 Principal Occupation (1)             Director         Age        Stock (2)            Shares
----                                 --------------------------------     --------         ---        ---------            ------
Class III
(Term Expires 2004)
Wilton Looney......................  Honorary Chairman of the Board of  1975 to date        83            2,250               *
                                     Genuine Parts Company (automotive
                                     parts distributor)
Bill J. Dismuke....................  Retired President of Edwards       1984 to date        66            1,350               *
                                     Baking Company (manufacturer of
                                     baked pies and pie pieces)

-----------
(1) Except as noted, each of the Directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: James B. Williams: The Coca-Cola Company, Genuine Parts Company, and Georgia-Pacific Corp.; R. Randall Rollins: SunTrust Banks, Inc., SunTrust Banks of Georgia, Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. All persons named in the above table, other than Bill J. Dismuke, are also directors of RPC, Inc. and Marine Products Corporation.

(2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)      R. Randall Rollins and Gary W. Rollins are brothers.

(4) See information contained in footnote (2) to the table appearing in Capital Stock section.

(5) Includes 50,550** shares of Common Stock of the Company held by a trust of which he is Co-Trustee and as to which he shares voting and investment power and 15,000 shares held by in a partnership as to which shares he has voting rights with respect to 15,000 shares but beneficial partnership interest of 150 shares. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary, and 450** shares held by his wife.

(6) See information contained in footnote (3) to the table appearing in Capital Stock section.

*        Less than 1% of outstanding shares.

** Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

     During 2002, non-employee Directors received $1,000 for each Board of Directors or committee meeting they attended, plus $10,000 per year, from the Company.

     The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Audit Committee had two meetings during the year ended December 31, 2002. Its functions are described under the caption, "Report of the Audit Committee." The Compensation Committee had one meeting during the year ended December 31, 2002. Through January 22, 2002, the Compensation Committee of the Board of Directors consisted of Wilton Looney, Chairman and James B. Williams. On January 23, 2002, the Executive Committee restructured the Compensation Committee and as a result the Compensation Committee consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The function of the Compensation Committee is to review the base salary and cash incentive plan of R. Randall Rollins, Chairman of the Company and Gary W. Rollins, Chief Executive Officer and recommend to the Board any changes to insure continued effectiveness. It also administers the Rollins, Inc. 1994 and 1998 Employee Stock Incentive Plans. The Executive Committee of the Board of Directors consists of R. Randall Rollins and Gary W. Rollins. The Executive Committee had two meetings during the year ended December 31, 2002. The function of the Executive Committee is to review the base salary for the Named Executives excluding R. Randall Rollins and Gary W. Rollins and recommend to the Board any changes to insure continued effectiveness and to take all permitted actions of the board in its stead. It also reviews the annual cash incentive compensation package for all the Named Executives excluding R. Randall Rollins and Gary W. Rollins. The Chairman and Chief Executive Officer have not participated in the cash incentive plan in the past. The Board of Directors met four times during the year ended December 31, 2002. No Director attended fewer than 75% of the board meetings and meetings of committees on which he served during 2002. On October 22, 2002, the Board of Directors elected a new committee named the Nominating/Governance Committee that will begin meeting at the first quarterly meeting in 2003. The new committee consists of Henry B. Tippie, Chairman, Wilton Looney and James B. Williams. The purpose of the Nominating/Governance Committee is to evaluate the Board's performance, develop and recommend to the Board corporate governance guidelines, provide oversight with respect to corporate governance and ethical conduct, to identify and approve individuals qualified to serve as members of the Board of the Company and select director nominees for the next annual meeting of stockholders.

       REPORTS OF THE AUDIT AND COMPENSATION AND EXECUTIVE COMMITTEES AND
                                PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate Company filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee, Report of the Compensation Committee and Executive Committee on Executive Compensation and Performance Graph shall not be incorporated by reference into any such filings.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is established pursuant to the Company's Bylaws and the Audit Committee Charter adopted by the Board of Directors on April 25, 2000 and revised on January 28, 2003. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     Management has the primary responsibility for the financial statements and reporting process, including the Company's systems of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and their judgments as to the quality and the acceptability of the Company's financial reporting and such matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company's independent public accountants.

     Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange.

     In fulfilling its oversight responsibilities with respect to the year ended December 31, 2002, the Audit Committee:

o Approved the terms of the engagement of Ernst & Young, LLP as independent auditors of the Company for the year ended December 31, 2002;
o Reviewed and discussed with the Company's management and the independent auditors the audited consolidated financial statements of the Company as of December 31, 2002 and for the year then ended;
o Discussed with the independent auditors the matters required to be discussed by American Institute of Certified Public Accountants Statement of Auditing Standards No. 61, Communications with Audit Committees; and
o Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and discussed with the auditors the firm's independence from the Company.

     Based upon the review and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements of the Company, as of December 31, 2002 and 2001 and for the three years then ended, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. In giving this recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company's independent auditors with respect to such financial statements.

         Submitted by the Audit Committee of the Board of Directors.

                                              Audit Committee
                                              Henry B. Tippie, Chairman
                                              Wilton Looney
                                              James B. Williams

          REPORT OF THE COMPENSATION COMMITTEE AND EXECUTIVE COMMITTEE
                            ON EXECUTIVE COMPENSATION

     During fiscal year 2002, the members of the Compensation Committee of the Board of Directors held responsibility for determining the base salary for the Chairman of the Board and the Chief Executive Officer, the stock-based incentive plans for all the Named Executives as well as the cash incentive plan for the Chairman of the Board and Chief Executive Officer. The Executive Committee held responsibility for determining the base salary of the Named Executives, excluding the Chairman of the Board and the Chief Executive Officer, as well as the cash incentive plan for all of the Named Executives, excluding the Chairman of the Board and the Chief Executive Officer. The Compensation Committee is comprised of outside directors who are not eligible to participate in the Company's compensation plans and over whose names this report is presented. The Executive Committee is comprised of the Company's Chairman of the Board and Chief Executive Officer and over whose names the report is also presented.

     The Company is engaged in a highly competitive industry. The actions of the executive officers have a profound impact on the short-term and long-term profitability of the Company; therefore, the design of the executive officer compensation package is very important. In order to retain key employees, the Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include revenue growth, pretax profit plan achievement, and pretax profit improvement over the past year.

     Pursuant to the above compensation philosophy, the three main components of the executive compensation package are base salary, a cash incentive plan, and stock-based incentive plans.

     The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by peers in similar positions in the same geographic area. These factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually. Four Named Executives received raises in 2002 that were based on their individual performances and overall departmental improvements.

     The annual cash incentive compensation package for the non-Director Named Executives is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon performance objectives for the ensuing fiscal year. The specific performance objectives relate to each executive improving the contribution of his functional area of responsibility to further enhance the earnings of the Company. These performance objectives and incentive package are then reviewed by the Executive Committee and either accepted, amended or modified. All of the Named Executives participating in this Plan earned a bonus during 2002 as a result of improvements in departmental function and progress made toward the Company's strategic objectives. The Chairman of the Board and the Chief Executive Officer have not participated in this cash incentive plan in the past. However in recognition of the efforts made and success in turning around the Company's performance during 2002 the Compensation Committee approved bonuses for the Chairman of the Board, R. Randall Rollins and the Chief Executive Officer, Gary W. Rollins. The amount of these bonuses was $200,000 and $300,000, respectively.

     Awards under the Company's Stock Option Plans are purely discretionary, and are not based upon any specific formula and may or may not be granted in any given fiscal year. When considering the grant of stock options, the Compensation Committee gives consideration to the overall performance of the Company and the performance of individual employees. Grants are made under the Plans and the Plans are administered by non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During the fiscal year 2002, the Compensation Committee, made an exception to their long standing policy and granted the Chairman of the Board, R. Randall Rollins, and the Chief Executive Officer, Gary W. Rollins, 39,000 shares of Incentive Stock Options each and 111,000 and 261,000 in Non-Qualified Stock Options respectively. The Compensation Committee of the Board of Directors granted these stock options in recognition of the efforts made and success in turning around the Company's performance. During the fiscal year 2002, three non-Director Named Executives were granted 30,000 Incentive Stock Options each. In general, these grants were based upon the scope of the position and the individual performance of each individual.

     In recognition of the efforts made and success in turning around the Company's performance, the Compensation Committee of the Board of Directors has granted to three non-Director Named Executives a $50,000 bonus each to be paid in Rollins, Inc. Common Stock less any applicable withholding taxes. These grants were made outside of the Company's stock incentive plans. This bonus is to be paid in the first quarter of 2003 for performance related to fiscal year 2002. When considering the issuance of the bonus, the Compensation Committee gave consideration to the overall performance of the Company and the performance of individual employees. The Chairman of the Board and Chief Executive Officer did not participate in this bonus.

     The Compensation and Executive Committees currently believe that option grants under the Company's 1998 Employee Stock Incentive Plan will be exempt for purposes of determining the $1 million deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended. For 2002 the Committees have come to the conclusion that none of the participants in the Company's stock plans have received in excess of $1 million in taxable compensation in 2002 on a cash basis (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) unless certain performance related compensation exemptions are met). However, the Committees have evaluated the future status of the participants in the Company's stock plans and have determined that certain participants will exceed the $1 million aggregate compensation limit during future fiscal years and have therefore decided to propose to the stockholders the performance-based incentive compensation plan discussed in further detail under the heading "Approval of Performance-Based Incentive Compensation Plan for Rollins, Inc. Executive Officers" in this proxy.

CEO COMPENSATION

         The CEO's compensation is determined by the Compensation Committee. For fiscal year 2002, the cash compensation for Gary W. Rollins was $1,200,000, of which $900,000 was base salary and $300,000 was a cash incentive bonus to be paid in the first quarter of 2003 for 2002. Mr. Rollins also received 39,000 Incentive Stock Options and 261,000 Non-Qualified Stock Options. Mr. Rollins received a bonus and stock options in recognition of the efforts made and success in turning around the Company's performance during 2002. The CEO's compensation is based upon the long-term growth in the Company's net income and shareholder value improvements, as well as the CEO's individual performance. The decision of the Compensation Committee is, however, subjective and is not based upon any specific formula or guidelines. The CEO does not consult with the Compensation Committee when his salary is determined. In 2002, no member of the Compensation Committee participated in any Company incentive program.

                                              Compensation Committee
                                              Henry B. Tippie, Chairman
                                              Wilton Looney
                                              James B. Williams

                                              Executive Committee
                                              R. Randall Rollins
                                              Gary W. Rollins

                               PERFORMANCE GRAPH

     As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of the cumulative total stockholder return based on the performance of the stock of the Company as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and the S&P 500 Commercial Services Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC
Dollars

                        12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
Rollins                   100.00      88.61      76.90     104.19     105.00     134.90
S&P 500                   100.00     128.58     155.64     141.46     124.65      97.10
S&P Comm'l Serv           100.00     138.58     108.93     133.76     132.04     130.03

                       ASSUMES INITIAL INVESTMENT OF $100
                 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The  following  directors  serve on the Company's  Compensation  Committee:
Henry B. Tippie, Wilton Looney and James B. Williams. None of these individuals is an employee of the Company. The following directors serve on the Company's Executive Committee: R. Randall Rollins and Gary W. Rollins. Both of these individuals are employees of the Company. R. Randall Rollins is the Chairman of the Board and Chief Executive Officer of RPC, Inc. and Marine Products Corporation. R. Randall Rollins and Gary W. Rollins serve on the Executive Committee of RPC, Inc. and Marine Products Corporation. R. Randall Rollins serves on the Compensation Committee of Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. These Committees make certain decisions with respect to the compensation of the executive officers of those companies. Except as set forth in the previous sentence, no executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of both SunTrust Banks, Inc. and SunTrust Banks of Georgia, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman of the Executive Committee of SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of either SunTrust Banks of Georgia or SunTrust Banks, Inc. Rollins, Inc. maintains a significant banking relationship with SunTrust Banks of Georgia. All banking services provided by SunTrust Banks of Georgia are priced at market-competitive rates.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2002, 2001, and 2000, of those persons who were, at December 31, 2002 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the "Named Executives"):

                                                     SUMMARY COMPENSATION TABLE


                                                                             Long-Term Compensation Awards
                                                                       --------------------------------------
                                            Annual Compensation        Restricted    Securities                     All Other
                                        ---------------------------      Stock       Underlying        LTIP       Compensation
Name and Principal Position             Year     Salary     Bonus      Awards (2)    Options (#)     Payouts           (1)
---------------------------             ----   ---------   --------    ----------    -----------     --------     -------------
R. Randall Rollins................      2002   $ 500,000   $200,000        -           150,000           -           $3,300
Chairman of the Board                   2001     450,000      -            -              -              -            2,500
                                        2000     450,000      -            -              -              -            2,550

Gary W. Rollins...................      2002   $ 900,000   $300,000        -           300,000           -           $3,300
Chief Executive Officer,                2001     850,000      -            -              -              -            2,400
   President & Chief Operating          2000     790,000      -            -              -              -            2,550
   Officer

Michael W. Knottek................      2002   $ 234,250    $94,800     $50,000         30,000            -          $3,300
Senior Vice President and               2001     223,500     90,400        -            30,000            -           2,550
   Secretary                            2000     212,000     63,072        -            22,500            -           2,550

Harry J. Cynkus...................      2002   $ 195,433    $79,200     $50,000         30,000            -          $3,300
Chief Financial Officer and             2001     184,533     76,120        -              -               -           2,550
   Treasurer                            2000     173,000     48,440        -              -               -           2,550

Glen Rollins......................      2002   $ 213,800   $106,900     $50,000         30,000            -          $3,300
Vice President                          2001     195,133     69,374        -            30,000            -           2,550

-----------

(1) The amounts shown in this column represent the Company match for the Named Executives under the Rollins 401(k) Plan ("401(k) Plan"), a qualified retirement plan adopted by the Company on October 1, 1983 and designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution (made in the form of Common Stock of the Company) of thirty cents ($.30) for each one dollar ($1.00) of a participant's contributions to the 401(k) Plan that do not exceed 6 percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant's voluntary pre-tax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant.

(2) At the January 28, 2003 Board Meeting the Compensation Committee of the Board of Directors granted to three non-Director Named Executives a $50,000 bonus each for 2002 performance to be paid in Rollins, Inc. Common Stock less any applicable withholding taxes. On February 28, 2003, each of the three non-Director Named Executives received 1,719 shares at an average price of $19.07. Applicable withholding taxes were approximately $17,000 per grant. At December 31, 2002, Mr. Glen Rollins held 7,500 shares of Performance Restricted Stock Incentives, issued to him in 1998, valued at $127,275 based on the closing price as of December 31, 2002 of $16.97 per share.

                      OPTION/SAR GRANTS IN FISCAL YEAR 2002

         During 2002, the Named Executives set forth below received stock options. No stock options were granted to the other Named Executives. Also, no Named Executive received any Stock Appreciation Rights during 2002.




                                                              Individual Grants
                                                         --------------------------
                                                         Percent of                                       Potential Realizable
                                                           Total                                          Value at Annual Rates
                                         Number of        Options                                         Of STock Stock Price
                                        Securities       Granted to                                         Appreciation for
                                        Underlying       Employees        Exercise                           Option Term (2)
Name                                      Options        in Fiscal        or Base        Expiration       ---------------------
                                          Granted           Year        Price ($/Sh)        Date          5% ($)        10% ($)
                                          -------        ---------      ------------     ----------      --------     ----------
R. Randall Rollins...................     39,000(1)         3.3%           $14.04          1/22/07       $151,317       $334,370
R. Randall Rollins...................    111,000(2)         9.5%           $12.77          1/22/07       $391,519       $865,154
Gary W. Rollins......................     39,000(1)         3.3%           $14.04          1/22/07       $151,317       $334,370
Gary W. Rollins......................    261,000(2)        22.3%           $12.77          1/22/07       $920,598     $2,034,280
Michael W. Knottek...................     30,000(3)         2.6%           $12.77          1/22/12       $240,867       $610,403
Harry J. Cynkus......................     30,000(3)         2.6%           $12.77          1/22/12       $240,867       $610,403
Glen Rollins.........................     30,000(3)         2.6%           $12.77          1/22/12       $240,867       $610,403

-----------
(1) These Incentive Stock Options were granted on January 22, 2002 at an exercise price of $14.04 per share, which was 110% of market price, on the date of grant. The market price on the date of the grant was $12.77. These options immediately vest and become exercisable 20% on the date of the grant and each year thereafter vest 20% over 4 years and expire after 5 years.

(2) These Non-Qualified Incentive Stock Options were granted on January 22, 2002 at an exercise price of $12.77 per share, the market price on the date of grant. These options immediately vest and become exercisable 20% on the date of the grant and each year thereafter vest 20% over 4 years and expire after 5 years.

(3) These Incentive Stock Options were granted on January 22, 2002 at an exercise price of $12.77 per share, the market price on the date of grant. These options vest and become exercisable 20% each year over 5 years and expire after 10 years.

(4) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability, or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2002
                         AND YEAR-END OPTION/SAR VALUES

                                                                                         Number of
                                                                                         Securities               Value of
                                                                                         Underlying              Unexercised
                                                                                        Unexercised             In-the-Money
                                                                                       Options/SAR's            Options/SAR's
                                                                                         At FY-End (#)          At FY-End ($) (1)
                                            Shares Acquired           Value             Exercisable/            Exercisable/
Name                                        On Exercise (#)        Realized ($)        Unexercisable            Unexercisable
----                                        ---------------        ------------       --------------         -----------------
R. Randall Rollins.....................           -                 $   -             30,000/120,000         $116,042/$464,168
Gary W. Rollins........................           -                     -             60,000/240,000           242,042/968,168
Michael W. Knottek.....................        10,050                24,835            81,750/98,700           382,244/500,560
Harry J. Cynkus........................         3,300                 8,447            25,500/41,700           114,838/187,148
Glen Rollins...........................           -                     -              43,800/68,100           201,990/316,968
-----------------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2002 of $16.97 per share.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information regarding equity compensation plans as of December 31, 2002.

                                                                                                            Number of Securities
                                                                                                           Remaining Available for
                                                  Number of Securities To Be  Weighted Average Exercise     Future Issuance Under
                                                   Issued Under Exercise of      Price of Outstanding     Equity Compensation Plans
                                                     Outstanding Options,       Options, Warrants and       (Excluding Securities
                                                     Warrants and Rights                Rights            Reflected in Column (A))
Plan Category                                                (A)                         (B)                         (C)
-------------                                     ---------------------------  ------------------------   -------------------------
Equity compensation plans approved by Security
  holders.....................................                3,186,384(1)              $12.43                    1,098,179
Equity compensation plans not approved by
  security holders............................                  150,000(2)              $12.77                        -

         Total................................                3,336,384                 $12.43                    1,098,179

(1) Includes 30,000 shares of Performance Restricted Stock. This performance stock does not have a weighted average exercise price because no exercise price is paid upon issuance of the stock.

(2) These stock options were granted to Mr. Gary W. Rollins, Chief Executive Officer of Rollins, Inc., on January 22, 2002. The total amount of the grant was 300,000, however the Company's 1998 Employee Stock Incentive Plan under which these options were granted states that no one person may receive in any one year over 100,000 in options (Mr. Rollins' pre-split option grant was for 200,000 shares). Therefore, the excess is deemed not issued under a security holder approved equity compensation plan.

                                  BENEFIT PLANS

     The Rollins, Inc. Retirement Income Plan is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the year ended December 31, 2002 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity; and (d) that the Plan continues without substantial modification.

                               PENSION PLAN TABLE

                                              Years of Service
                      ----------------------------------------------------------------------
   Remuneration         15          20          25           30           35           40
   -----------------------------------------------------------------------------------------
      $100,000.......  18,000      24,000      30,000       36,000      42,000        42,000
       200,000.......  36,000      48,000      60,000       72,000      84,000        84,000
       300,000.......  54,000      72,000      90,000      108,000     126,000       126,000
       400,000.......  72,000      96,000     120,000      144,000     168,000       168,000
       500,000.......  90,000     120,000     150,000      180,000     210,000       210,000
       600,000....... 108,000     144,000     180,000      216,000     252,000       252,000
       700,000....... 126,000     168,000     210,000      252,000     294,000       294,000
       800,000....... 144,000     192,000     240,000      288,000     336,000       336,000
       900,000....... 162,000     216,000     270,000      324,000     378,000       378,000
     1,000,000....... 180,000     240,000     300,000      360,000     420,000       420,000

     The above table does not reflect the Plan's offset for Social Security average earnings, the maximum limit on compensation under Section 401(a)(17) of the Internal Revenue Code of 1986 as amended (the "Code"), or the maximum benefit limitations under Section 415 of the Code. The compensation for the Named Executives is identical to the compensation reflected in the Summary Compensation Table under the two columns titled "Salary" and "Bonus".

     Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) who commenced employment prior to January 1, 2002 are eligible to participate in the Retirement Income Plan after completing one year of service (a consecutive 12-month period with 1,000 hours of service). The benefit formula is 1.2% of final average compensation less 0.6% of final average FICA earnings, multiplied by years of service (maximum 35 years). However, a participant's benefits will not be less than the greater of his benefit earned as of December 31, 2001 or his benefit as of December 31, 2001 multiplied by a fraction in which the numerator is the final average compensation when the participant's credited service ends and the denominator is the participant's final average compensation at December 31, 2001. The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that may be paid could be payable to a Retirement Income Plan beneficiary in 2003 is $160,000. In accordance with the Code (as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001), the maximum compensation recognized by the Retirement Income Plan is $200,000 in 2003. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit.

     The current credited years of service for the Named Executives, each of whom is a participant in the Plan, are: R. Randall Rollins, 19 years; Gary W. Rollins, 35 years; Michael W. Knottek, 5 years; Harry J. Cynkus, 4 years; and Glen Rollins, 13 years.


     Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's vested benefit is payable upon his termination of employment, attainment of age 59 1/2 (with respect to pre-tax deferrals only), retirement, total and permanent disability, or death. Amounts contributed by the Company to the accounts of Named Executives for 2002 under this plan are included in the "All Other Compensation" column of the Summary Compensation Table on Page 10.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On July 23, 2002 Rollins, Inc. ("Rollins") voted to dismiss its independent accountants, Arthur Andersen LLP ("Andersen"), and to engage the services of Ernst & Young LLP ("Ernst & Young") to serve as its new independent accountants, effective immediately. This determination followed Rollins' decision to seek proposals from independent accountants to audit Rollins' financial statements for the fiscal year ending December 31, 2002. The decision to dismiss Andersen and to engage the services of Ernst & Young was approved by Rollins' Board of Directors upon the recommendation of its Audit Committee.

     During Rollins' two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through July 23, 2002, there were no disagreements between Rollins and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Rollins' two most recent fiscal years ended December 31, 2001 and 2000, or during any subsequent interim period through July 23, 2002.

     The audit reports of Andersen on the consolidated financial statements of Rollins and subsidiaries as of and for the two fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     As required under Securities and Exchange Commission regulations, Rollins provided Andersen with a copy of the foregoing disclosures and requested that Andersen furnish Rollins with a letter addressed to the Commission stating whether it agrees with the statements by Rollins in this disclosure and, if not, stating the respects in which it does not agree. Although reasonable efforts have been made by Rollins, it has been unable to obtain such a letter from Andersen. Rollins is therefore relying on temporary Item 304T(2) of Regulation S-K in filing this report on Form 8-K.

     During Rollins' two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through July 23, 2002, Rollins did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction or regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     Ernst & Young LLP has served as the Company's independent auditors since July 24, 2002 for the fiscal year ended December 31, 2002. In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young provided various other services during 2002. The aggregate fees billed for 2002 for each of the following categories of services are set forth below:

Audit and quarterly reviews............................................ $53,500
Financial information systems design and implementation................ $   ---
All other services..................................................... $17,640
                                                                        -------
Total.................................................................. $71,140*
-----------------
* Arthur Andersen LLP, the Company's previous independent auditors, were paid the following for fiscal year 2002: $3,300 for audit fees, $7,615 for all other fees. Arthur Andersen LLP served as the Company's independent auditors from January 1, 2002 thru July 23, 2002.

     All other services include tax planning, review of tax returns of the Company, and audits of the Company's employee benefit plans. For the year ended December 31, 2002, the Company's Audit Committee has considered whether the provision of non-audit services is compatible with maintaining auditor independence.

     As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of certified public accountants for 2003. It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire. A representative of Arthur Andersen LLP is not expected to be present.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     At the Company's October 22, 2002 Board of Directors meeting, the independent directors of the Board of Directors and the Audit Committee approved three related party transactions. The Audit Committee and the independent directors were furnished with full disclosure of the transactions, including independent appraisals, and determined that the terms of each transaction were reasonable and fair to the Company. The first approval was the purchase of the Rollins Training Center on October 31, 2002 for $3.1 million from RTC, LLC, a company controlled by R. Randall Rollins, Chairman of the Board of Rollins, Inc. The second approval was the purchase of hand-held computer software development known as PowerTrak Version 1.0 from RRR Associates, a company controlled by R. Randall Rollins. The purchase was made during the fourth quarter at an approved purchase price of $250,000. The third approval was a lease agreement effective July 1, 2002 that expires June 30, 2007 for company real estate in Okeechobee County, Florida to be leased to Rollins Ranch, a division of LOR, Inc., a company controlled by R. Randall Rollins and Gary W. Rollins,

Chief Executive Officer, President and Chief Operating Officer of Rollins. Inc. The annual lease rate on this real estate is $131,939. It is the opinion of Management that these related party transactions were reasonable and fair to the Company and will not have a material effect on the Company's financial position, results of operations or liquidity.

     At the  Company's  January  28,  2003  Board  of  Directors'  meeting,  the independent directors of the Board of Directors' and the Audit Committee approved four related party transactions. The Audit Committee and the independent directors were furnished with full disclosure of the transactions, including independent appraisals, and determined that the terms of each transaction were reasonable and fair to the Company and will not have a material effect on the Company's financial position, results of operations or liquidity. The first approval was the ratification of the current arrangement between Rollins, Inc. and LOR, Inc., a company controlled by R. Randall Rollins and Gary
W. Rollins, related to sharing the aviation hangar located at the Dekalb-Peachtree Airport as well the usage of the Jetstar II, owned by Rollins, Inc., and Gulfstream III, owned by LOR, Inc. LOR, Inc. leases half of the hangar from Rollins, Inc. for a total annual lease amount of $13,655. This lease expires on January 24, 2008. The hangar currently houses three airplanes, two of which are not owned by Rollins, Inc. and reside on the portion of the hangar leased by LOR, Inc. All other expenses related to the hangar are also shared equally by Rollins, Inc. and LOR, Inc. Total expenses for 2002 were approximately $114,000, which includes rental, utilities, maintenance and repairs, depreciation, property tax and miscellaneous expense. The Jetstar II and Gulfstream III are used by both Rollins, Inc. and LOR, Inc. and are billed on a monthly basis. The Gulfstream III is charged at a rate of $12,750 per month while the Jetstar II is charged at a rate of $5,250 per month. All expenses related to each respective aircraft are paid for by the owner of each aircraft, except for fuel. Fuel is paid for by Rollins, Inc. and billed monthly to the company using the aircraft. Additionally, Mr. R. Randall Rollins and Mr. Gary W. Rollins use the Jetstar II for personal use and are billed for its use at the rate of $1,000 per hour, which approximates the fuel cost. The total hourly usage for 2002 was approximately 6 hours or $6,000. The Company on occasion uses the Gulfstream III and is also billed for its use at a rate of $1,000 per hour, which approximates the fuel cost. The second approval was the ratification of the arrangement concerning the rental of office space to LOR, Inc. located at 2170 Piedmont Road NE, Atlanta, Georgia 30324. The property located at 2170 Piedmont Road is owned by Rollins Continental, Inc. a wholly owned subsidiary of Rollins, Inc. Currently LOR, Inc. occupies approximately 3,580 square feet of office space in the building located at 2170 Piedmont Road. The annual rental rate is $39,029. The third approval was the ratification of the arrangement concerning the rental of office space to LOR, Inc. located at 710 Lakeshore Circle, Atlanta, Georgia 30324. The property located at 710 Lakeshore Circle is also owned by Rollins Continental, Inc. Currently LOR, Inc. occupies approximately 3,344 square feet of office space in the building located at 710 Lakeshore Circle. The annual rental rate is $40,800. The fourth approval was the ratification of the current arrangement related to the payment of fees for the services of a programmer/analyst that was employed by LOR, Inc. but has become employed by Rollins, Inc. in the first quarter of 2003. The programmer/analyst is being used to further develop the PowerTrak Version 1.0 hand-held computer software purchased in the fourth quarter of 2002 (as discussed in the above paragraph). The hourly wage paid to LOR, Inc. was $32 per hour, which equated to $66,560 per year, including overhead. It is the opinion of Management that these related party transactions were reasonable and fair to the Company and will not have a material effect on the Company's financial position, results of operations or liquidity.

     Employees of Rollins, Inc. confer with employees of LOR, Inc. and RRR Associates and vice versa. No fees are charged for these services because in the opinion of management the activity is mutually beneficial and offsetting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that all filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2002 were timely satisfied.

                     APPROVAL OF PERFORMANCE-BASED INCENTIVE
             CASH COMPENSATION FOR ROLLINS, INC. EXECUTIVE OFFICERS

     The Internal Revenue Code limits Rollins, Inc.'s tax deduction for expense in connection with compensation of its chief executive officer and its four other most highly-compensated executive officers for any fiscal year to the extent  that the  remuneration  of such  person  exceeds $1 million  during such fiscal year, excluding remuneration that qualifies as "performance-based compensation." Section 162(m) of the Internal Revenue Code provides that in order for remuneration to be treated as qualified performance-based compensation, the material terms of the performance goals must be disclosed to and approved by the stockholders of the employer.

     At the Annual Meeting, the stockholders will be asked to approve the terms relating to incentive compensation to be paid to Rollins, Inc. executive officers pursuant to the plan. Executive officer compensation typically consists of a base salary, potential stock options, and bonus compensation, based on criteria similar to that previously used for Rollins, Inc. executive officers. There are 5 executive officers who will participate in the incentive cash compensation plan. Executive officers will be entitled to receive bonuses up to 80% of their base salaries, or a maximum dollar amount of $2,000,000 per individual per year, upon achievement of bonus performance goals, which shall be Rollins, Inc. achievement of pre-established performance goals in one or more of the following three targeted financial measures: revenue growth, pretax profit plan achievement, and pretax profit improvement over the prior year. The bonus performance goals for 2003 have been pre-established by the Compensation Committee and approved by the Board of Directors for all executive officers. For future years, goals will be set prior to the beginning of the year. Rollins,
Inc. believes that the incentive-related provisions provide performance incentives that are and will be beneficial to Rollins, Inc. and its stockholders. This plan will be in place until April 22, 2008.

     Since the amounts payable under the performance-based incentive compensation plan for the year ending December 31, 2003 are dependent on Rollins, Inc. financial performance, the amounts are not currently determinable. However, the following table sets forth information regarding the theoretical maximum amounts that could be earned by each of the following executives for the fiscal year ending December 31, 2003.

                                NEW PLAN BENEFITS

              MAXIMUM PERFORMANCE-BASED INCENTIVE CASH COMPENSATION
                      FOR ROLLINS, INC. EXECUTIVE OFFICERS

                                                      Dollar Value of Maximum
Name and Position                                    80% of 2003 Salary($) (1)
-------------------------------------------------------------------------------

R. Randall Rollins...................................           $560,000
   Chairman of the Board

Gary W. Rollins......................................           $800,000
   President and Chief Executive Officer

Michael W. Knottek...................................           $200,000
   Senior Vice President

Harry J. Cynkus......................................           $168,000
   Chief Financial Officer

Glen W. Rollins......................................           $252,000
   Vice President

------------------------------------------------------------------------------

         (1) This illustration shows a maximum of 80% of salary in bonus compensation; actual 2003 bonus maximums may be less than 80%.

  THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCENTIVE CASH COMPENSATION PLAN FOR THE EXECUTIVE OFFICERS.

                              STOCKHOLDER PROPOSALS

     Appropriate proposals of stockholders intended to be presented at the Company's 2004 Annual Meeting of the Stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company by November 18, 2003 for inclusion in its proxy statement and form of proxy relating to that meeting. With respect to the Company's annual meeting of the stockholders to be held in 2004, all stockholder proposals submitted outside the stockholder proposal rules contained in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which pertains to the inclusion of stockholder proposals in a Company's proxy materials, must be received by the Company by February 1, 2004, in order to be considered timely. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 20, 2004, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

                                  MISCELLANEOUS

     The Company's Annual Report on Form 10-K for the calendar year ended December 31, 2002 is being mailed to stockholders with this proxy statement.

     Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Michael W. Knottek
                                           ----------------------------------
                                           Michael W. Knottek, Secretary

Atlanta, Georgia
March 17, 2003

                                                                     APPENDIX A

                                  ROLLINS, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS



PURPOSE

     The  Audit  Committee  (the  "Committee")  is  appointed  by the  Board  of
Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary purpose is to monitor the integrity of the Company's financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company's systems of internal accounting and financial controls, the performance of the Company's internal audit function, the independent auditor's qualifications and independence, the Company's compliance with ethics policies and legal and regulatory requirements statements, and the annual independent audit of the Company's financial statements. The Committee will monitor the independence, performance, and qualifications of the Company's independent auditors.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition shall meet all requirements of the Audit Committee policy of the New York Stock Exchange.

     Accordingly, all of the members must be directors:

- Who are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the New York Stock Exchange;

- Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must be a "financial expert" as defined by SEC regulations.

KEY RESPONSIBILITIES

     The Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board and report results of their activities to the Board. [While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.] Management has the primary responsibility for the financial statements and reporting process, including the Company's systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America.

     The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

     The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

     At least annually, the Committee shall obtain and review a report by the independent auditors describing:

-        The firm's internal quality control procedures.

- Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

- All relationships between the independent auditor and the Company (to assess the auditor's independence).

     In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and the New York Stock Exchange listing standards.

     The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

     The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

     The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

     The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

     The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

     The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire committee for the purposes of this review.

     The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

     The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

     The Committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.

     The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

PROXY
                                  ROLLINS, INC.
           Proxy Solicited by the Board of Directors of Rollins, Inc.
     for Annual Meeting of Stockholders, Tuesday, April 22, 2003, 1:40 P.M.

     The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 2003, at 1:40 P.M. at 2170 Piedmont Road, NE, Atlanta, Georgia, or any adjournment thereof.

     The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated March 17, 2003, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place or stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.  |_| FOR Gary W. Rollins and Henry B. Tippie                         |_| WITHHOLD authority to vote for the
        as Class II Directors, except as set forth below                    election of all Class II nominees
    (INSTRUCTIONS:  To refrain  from voting for any  individual  nominee,  write that  nominee's  name on the line  provided below:

------------------------------------------------------------------------------------------------------------------------------------

2.  |_| FOR the approval of the Performance-Based Incentive             |_| AGAINST the approval of the Performance-Based Incentive
        Cash Compensation Plan for Executive Officers                       Cash Compensation Plan for Executive Officers

    |_| REFRAIN from voting for the approval of the Performance-Based Incentive
        Cash Compensation Plan for Executive Officers

3.  ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                     (over)

                                  ROLLINS, INC.

                           (continued from other side)


ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR AND IN FAVOR OF THE PERFORMANCE-BASED INCENTIVE CASH COMPENSATION PLAN FOR EXECUTIVE OFFICERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                               PROXY
                           Please sign below, date and return promptly.

                           ----------------------------------------------------

                           ----------------------------------------------------
                                             Signature

                           Dated:----------------------------------------------

                           (Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title upon signing)

   NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND
                          MAILED IN THE UNITED STATES.